Exhibit 99.1

Contact:	Gary Thompson – Media	Jonathan Halkyard – Investors
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6529	(702) 407-6080

Harrah’s Entertainment Reports First-Quarter Results;

Debt Reductions, Maturity Extensions Improve Liquidity

LAS VEGAS – April 27, 2010 – Harrah’s Entertainment, Inc. (HET) today reported the following financial results for the 2010 first quarter:

HARRAH’S ENTERTAINMENT, INC.

Company-wide Results

	Quarter Ended Mar. 31,		Percent Increase/
(In millions)	2010	2009	(Decrease)
Net revenues	$2,188.4	$2,254.7	(2.9)%
Income from operations	225.8	285.4	(20.9)%
Income / (Loss) from continuing operations, net of tax	(193.6)	(127.4)	(52.0)%
Net loss attributable to Harrah’s Entertainment, Inc	(195.6)	(132.7)	(47.4)%
Property EBITDA	493.7	561.3	(12.0)%
Adjusted EBITDA ( a)	481.6	547.3	(12.0)%

( a )	Does not include the pro forma effect of yet-to-be-realized cost savings from our profitability program.

Property earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA are measurements not in accordance with Generally Accepted Accounting Principles (GAAP) but are commonly used in the gaming industry as measures of performance and as bases for valuation of gaming companies. Reconciliations of Property EBITDA to Net loss and of Net (loss)/income to Last Twelve Months (LTM) Adjusted EBITDA are attached to this release.

The company’s 2010 first-quarter revenues declined approximately 2.9 percent to $2,188.4 million from $2,254.7 million in the 2009 first quarter, due primarily to the continuing impact of the recession on customers’ discretionary spending and reduced aggregate demand, which continued to pressure average daily room rates. Income from operations declined to $225.8 million from $285.4 million in the 2009 first quarter as cost-saving initiatives were unable to offset the revenue decline.

“While competitive factors, including increased room inventory, continued to affect results from Las Vegas, the new sales initiatives we piloted there have shown encouraging results and are being expanded to 10 additional properties around the country,” said Gary Loveman, Harrah’s Entertainment chairman, chief executive officer and president. “Despite unusually severe winter weather in the Midwest and East, our first-quarter revenues declined at the narrowest year-over-year pace since the first quarter of 2008, a signal the impact of the recession may be receding. However, we will continue to exercise rigorous expense discipline in anticipation of a slow economic recovery.”

On February 18, 2010, the Nevada Gaming Commission granted approval for Harrah’s to assume ownership of the Planet Hollywood Resort & Casino in Las Vegas; the transaction closed February 19. Integration of Harrah’s Entertainment’s Total Rewards customer-loyalty program at Planet Hollywood was completed on April 1, 2010.

Harrah’s acquired Planet Hollywood because of its strategic location adjacent to Paris Las Vegas and five other Harrah’s-owned properties on the east side of the Las Vegas Strip, superior room product and strong brand name.

On March 5, 2010, the company received unanimous consent from its commercial mortgage backed securities (CMBS) lenders to amend the terms of approximately $5,551.5 million in loans. Under the revised terms, Harrah’s will have the option to extend the CMBS loan maturity date to 2015 and the ability to purchase CMBS loans at discounted rates in the future. The amendments to the terms of the CMBS loans will become effective upon execution of definitive documentation.

On April 13, 2010, the company announced a private offering of $500 million in second-priority senior secured notes due 2018. Due to high demand, the offering was increased to $750 million. Net proceeds from the offering will be used to redeem senior notes due in 2010 and senior and senior subordinated notes due in 2011, as well as for other general corporate purposes, including payment of revolving loans outstanding under the company’s senior secured credit facilities.

“The CMBS agreement, success of our most recent note sale and the other financing actions we’ve taken over the past 18 months have effectively deferred material debt maturities until 2015 and beyond,” Loveman said. “Today, the company is positioned with substantial liquidity and minimal near-term debt maturities and is better poised to capitalize on an eventual economic rebound and long-term growth opportunities.

“We also have been very pleased with early results from the integration of Total Rewards and our customer-service initiatives into the Planet Hollywood Resort & Casino,” Loveman said.

A substantial portion of the debt of Harrah’s Entertainment’s consolidated group is issued by HOC, a wholly owned subsidiary of Harrah’s Entertainment. Therefore, the company believes it is meaningful to also provide information pertaining to the results of operations of HOC.

HARRAH’S OPERATING COMPANY, INC.

	Quarter Ended Mar. 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009
Net revenues	$1,710.9	$1,752.5	(2.4)%
Income from operations	197.9	218.2	(9.3)%
Income / (Loss) from continuing operations, net of tax	(163.0)	(128.8)	(26.6)%
Net loss attributable to Harrah’s Operating Company, Inc.	(165.1)	(132.8)	(24.3)%
Property EBITDA	396.3	418.4	(5.3)%
Adjusted EBITDA ( a)	383.1	407.3	(5.9)%

(a )	Does not include the pro forma effect of yet-to-be-realized cost savings from our profitability program.

Summaries of results by region follow:

Las Vegas Region

While hotel occupancy remained strong at approximately 90 percent, 2010 first-quarter revenues declined slightly in the Las Vegas Region from the 2009 period due to increased room inventory in the market, weakness in the group travel business, lower spend per visitor and lower average daily room rates. Same-store revenue declines of 4.4 percent in the 2010 first quarter were largely offset by incremental revenues resulting from the acquisition of Planet Hollywood during the quarter. The 2010 first-quarter income from operations decline was due primarily to the earnings impact of reduced revenues. The impact of Planet Hollywood on income from operations was not material for the 2010 first quarter.

HARRAH’S ENTERTAINMENT, INC.

Las Vegas Region

	Quarter Ended Mar. 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009
Net revenues	$682.8	$686.4	(0.5)%
Income from operations	105.9	123.8	(14.5)%
Property EBITDA	190.9	198.6	(3.9)%

Las Vegas Region properties include Bally’s Las Vegas, Bill’s Gamblin’ Hall & Saloon, Caesars Palace, Flamingo Las Vegas, Harrah’s Las Vegas, Imperial Palace, Paris, Planet Hollywood and Rio.

HARRAH’S OPERATING COMPANY, INC.

Las Vegas Region

	Quarter Ended Mar. 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009
Net revenues	$339.8	$305.2	11.3%
Income from operations	56.3	48.8	15.4%
Property EBITDA	98.2	78.6	24.9%

Las Vegas Region properties include Bally’s Las Vegas, Bill’s Gamblin’ Hall & Saloon, Caesars Palace, Imperial Palace, and Planet Hollywood.

Atlantic City Region

Reduced visitation and customer spend per trip, plus unusually harsh winter storms, led to lower Atlantic City Region revenues during the 2010 first quarter. For the first-quarter of 2010, income from operations and Property EBITDA were lower than the prior year as cost-saving initiatives were unable to offset reduced revenues and increased marketing expenses.

HARRAH’S ENTERTAINMENT, INC.

Atlantic City Region

	Quarter Ended Mar. 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009
Net revenues	$457.5	$483.9	(5.5)%
Income from operations	21.5	37.1	(42.0)%
Property EBITDA	68.7	86.2	(20.3)%

Atlantic City Region properties include Bally’s Atlantic City, Caesars Atlantic City, Harrah’s Atlantic City, Harrah’s Chester and Showboat Atlantic City.

HARRAH’S OPERATING COMPANY, INC.

Atlantic City Region

	Quarter Ended Mar. 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009
Net revenues	$342.1	$369.8	(7.5)%
Income from operations	9.5	25.3	(62.5)%
Property EBITDA	42.8	60.0	(28.7)%

Atlantic City Region properties include Bally’s Atlantic City, Caesars Atlantic City, Harrah’s Chester and Showboat Atlantic City.

Louisiana/Mississippi Region

Reduced visitation and customer spend per trip unfavorably impacted the Louisiana/ Mississippi Region revenues during the 2010 first quarter. Income from operations was lower than in the 2009 first quarter as cost-saving initiatives were unable to offset reduced revenues and higher marketing expenses.

HARRAH’S ENTERTAINMENT, INC./HARRAH’S OPERATING COMPANY, INC.

Louisiana/Mississippi Region

	Quarter Ended Mar. 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009
Net revenues	$307.0	$334.5	(8.2)%
Income from operations	32.3	58.3	(44.6)%
Property EBITDA	58.1	85.3	(31.9)%

Louisiana/Mississippi Region properties include Grand Casino Biloxi, Harrah’s New Orleans, Harrah’s Tunica, Horseshoe Bossier City, Horseshoe Tunica, Louisiana Downs and Tunica Roadhouse.

Iowa/Missouri Region

Revenues in the region declined slightly in the first quarter of 2010 from the 2009 first quarter due to new competition in the market and the continuing impact of the weak economy. Income from operations remained relatively consistent compared with the 2009 first quarter as cost-saving initiatives helped offset the revenue decline.

HARRAH’S ENTERTAINMENT, INC./HARRAH’S OPERATING COMPANY, INC.

Iowa/Missouri Region

	Quarter Ended Mar. 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009
Net revenues	$187.6	$193.6	(3.1)%
Income from operations	47.5	47.8	(0.6)%
Property EBITDA	60.0	60.9	(1.5)%

Iowa/Missouri Region properties include Harrah’s Council Bluffs, Harrah’s North Kansas City, Harrah’s St. Louis and Horseshoe Council Bluffs.

Illinois/Indiana Region

Revenues in the region declined slightly in the first quarter of 2010 from the 2009 first quarter, due to the continuing impact of the weak economy. Included in income from operations for the prior year was the write-down of assets of $6.9 million at the Company’s Horseshoe Hammond property, which was excluded from Property EBITDA.

HARRAH’S ENTERTAINMENT, INC./HARRAH’S OPERATING COMPANY, INC.

Illinois/Indiana Region

	Quarter Ended Mar. 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009
Net revenues	$297.0	$303.3	(2.1)%
Income from operations	38.9	36.4	6.9%
Property EBITDA	59.2	67.2	(11.9)%

Illinois/Indiana properties include Harrah’s Joliet, Harrah’s Metropolis, Horseshoe Hammond and Horseshoe Southern Indiana.

Other Nevada Region

First-quarter revenues and income from operations for the Other Nevada Region declined from the 2009 first quarter due to lower guest visitation and lower visitor spend per trip.

HARRAH’S ENTERTAINMENT, INC.

Other Nevada

	Quarter Ended Mar. 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009
Net revenues	$109.9	$114.6	(4.1)%
Income from operations	7.1	7.6	(6.6)%
Property EBITDA	18.7	20.8	(10.1)%

Other Nevada properties include Harrah’s Lake Tahoe, Harrah’s Laughlin, Harrah’s Reno and Harvey’s Lake Tahoe.

HARRAH’S OPERATING COMPANY, INC.

Other Nevada

	Quarter Ended Mar. 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009
Net revenues	$72.7	$78.1	(6.9)%
Income from operations	1.9	1.1	72.7%
Property EBITDA	8.6	9.3	(7.5)%

Other Nevada properties include Harrah’s Lake Tahoe, Harrah’s Reno and Harvey’s Lake Tahoe.

Managed and International

Revenues from our Managed and International businesses rose in the 2010 first quarter due to increased customer spend per trip at our Uruguay property and favorable foreign exchange impact in the London Clubs businesses. Income from operations increased in the 2010 first quarter compared to 2009 as a result of the increased revenues.

HARRAH’S ENTERTAINMENT, INC./HARRAH’S OPERATING COMPANY, INC.

Managed and International

	Quarter Ended Mar. 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009
Net revenues	$130.2	$124.0	5.0%
Income from operations	15.4	12.1	27.3%
Property EBITDA	31.7	30.6	3.6%

Other items

Interest expense decreased by $5.3 million in the 2010 first quarter from the year-ago period due primarily to lower debt levels resulting from the April 2009 debt exchanges and from repurchases of debt in open-market transactions that occurred primarily during the second half of 2009. In the fourth quarter of 2009, we purchased approximately $950 million of face value of CMBS Loans for approximately $237 million. Pursuant to the terms of the CMBS Letter Agreement agreed to in March 2010, we have agreed to pay lenders selling CMBS Loans during the fourth quarter 2009 an additional $48 million for their loans previously sold. This additional liability was recorded as a loss on early extinguishment of debt during the quarter ended March 31, 2010.

For the 2010 first quarter, we recorded a tax benefit of $104.9 million on pre-tax loss from continuing operations of $298.5 million (an effective tax rate of 35.1 percent), compared with a tax benefit of $74.3 million on a pre-tax loss from continuing operations of $201.7 million in the 2009 first quarter (an effective tax rate of 36.8 percent). The primary differences between the Company’s first-quarter 2010 recorded benefit and the benefit that would have resulted from applying the U.S. statutory tax rate of 35 percent to the Company’s pre-tax loss from continuing operations are the effects of state income tax benefits and other adjustments.

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada, more than 70 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions, and now operates casinos on four continents. The company’s properties operate primarily under the Harrah’s®, Caesars® and Horseshoe® brand names. Harrah’s also owns the World Series of Poker® and a majority interest in the London Clubs International family of casinos. Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. For more information, please visit www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the impact of the company’s significant indebtedness;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular;

•

construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•	the effects of environmental and structural building conditions relating to our properties; access to available and reasonable financing on a timely basis;

•	the ability to timely and cost-effectively integrate acquisitions into our operations;

•	changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies;

•	litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation;

•	the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales;

•	our ability to recoup costs of capital investments through higher revenues;

•	acts of war or terrorist incidents, severe weather conditions or natural disasters;

•	abnormal gaming holds; and

•	the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.

-More-

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

	Quarter Ended Mar. 31,
(In millions)	2010	2009
Revenues	$2,188.4	$2,254.7
Property operating expenses	(1,694.7)	(1,693.4)
Depreciation and amortization	(169.7)	(172.4)

Operating profit	324.0	388.9
Project opening costs and other items	(13.2)	(29.4)
((Losses)/income on interests in non-consolidated affiliates	(0.6)	0.2
Corporate expense	(34.5)	(30.3)
Acquisition and integration costs	(7.2)	(0.2)
Amortization of intangible assets	(42.7)	(43.8)

Income from operations	225.8	285.4
Interest expense, net of interest capitalized	(491.5)	(496.8)
(Losses)/gains on early extinguishments of debt	(47.4)	1.2
Other income, including interest income	14.6	8.5

Loss before income taxes	(298.5)	(201.7)
Income tax benefit	104.9	74.3

Loss from continuing operations, net of tax	(193.6)	(127.4)
Discontinued operations, net of tax	—	(0.1)

Net loss	(193.6)	(127.5)
Less: net income attributable to non-controlling interests	(2.0)	(5.2)

Net loss attributable to Harrah’s Entertainment, Inc.	$(195.6)	$(132.7)

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL OPERATING INFORMATION

(UNAUDITED)

	Quarter Ended Mar. 31,
(In millions)	2010	2009
Revenues
Las Vegas Region	$682.8	$686.4
Atlantic City Region	457.5	483.9
Louisiana/Mississippi Region	307.0	334.5
Iowa/Missouri Region	187.6	193.6
Illinois/Indiana Region	297.0	303.3
Other Nevada Region	109.9	114.6
Managed and International	130.2	124.0
Corporate and Other	16.4	14.4

Net Revenues	$2,188.4	$2,254.7

Income/(loss) from operations
Las Vegas Region	$105.9	$123.8
Atlantic City Region	21.5	37.1
Louisiana/Mississippi Region	32.3	58.3
Iowa/Missouri Region	47.5	47.8
Illinois/Indiana Region	38.9	36.4
Other Nevada Region	7.1	7.6
Managed and International	15.4	12.1
Corporate and Other	(42.8)	(37.7)

Total income from operations	$225.8	$285.4

Property EBITDA (a)
Las Vegas Region	$190.9	$198.6
Atlantic City Region	68.7	86.2
Louisiana/Mississippi Region	58.1	85.3
Iowa/Missouri Region	60.0	60.9
Illinois/Indiana Region	59.2	67.2
Other Nevada Region	18.7	20.8
Managed and International	31.7	30.6
Corporate and Other	6.4	11.7

Total Property EBITDA	$493.7	$561.3

Project opening costs and other items
Project opening costs	$(0.7)	$(2.0)
Other write-downs, reserves and recoveries	(12.5)	(27.4)

Total Project opening costs and other items	$(13.2)	$(29.4)

(a)	Property EBITDA (earnings before interest, taxes, depreciation and amortization) consists of income/(loss) from operations before depreciation and amortization, write-downs, reserves and recoveries, project opening costs, corporate expense, acquisition and integration costs, income/(losses) on interests in non-consolidated affiliates and amortization of intangible assets. Property EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, Property EBITDA should not be construed as an alternative to loss from operations (as an indicator of our operating performance) or to Cash flows from operating activities (as a measure of liquidity) as determined in accordance with generally accepted accounting principles. All companies do not calculate EBITDA in the same manner. As a result, Property EBITDA as presented by our Company may not be comparable to similarly titled measures presented by other companies.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO HARRAH’S ENTERTAINMENT, INC

(UNAUDITED)

	Quarter Ended Mar. 31, 2010
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net Revenues	$682.8	$457.5	$307.0	$187.6	$297.0	$109.9	$130.2	$16.4	$2,188.4
Property operating expenses	(491.9)	(388.8)	(248.9)	(127.6)	(237.8)	(91.2)	(98.5)	(10.0)	(1,694.7)

Property EBITDA	190.9	68.7	58.1	60.0	59.2	18.7	31.7	6.4	493.7
Depreciation and amortization	(50.4)	(42.3)	(19.9)	(12.5)	(19.7)	(8.1)	(8.9)	(7.9)	(169.7)

Operating profit	140.5	26.4	38.2	47.5	39.5	10.6	22.8	(1.5)	324.0
Project opening costs and other items	(16.1)	(0.1)	(0.6)	—	(0.3)	—	—	3.9	(13.2)
Income/(losses) on interests in nonconsolidated affiliates	0.4	(1.0)	0.2	—	—	—	—	(0.2)	(0.6)
Corporate expense	—	—	—	—	—	—	—	(34.5)	(34.5)
Acquisition and integration costs	—	—	—	—	—	—	—	(7.2)	(7.2)
Amortization of intangible assets	(18.9)	(3.8)	(5.5)	—	(0.3)	(3.5)	(7.4)	(3.3)	(42.7)

Income/(loss) from operations	105.9	21.5	32.3	47.5	38.9	7.1	15.4	(42.8)	225.8

Interest expense, net of interest capitalized									(491.5)
Losses on early extinguishments of debt									(47.4)
Other income, including interest income									14.6

Loss from continuing operations before income taxes									(298.5)
Income tax benefit									104.9

Net loss									(193.6)
Less: net income attributable to non-controlling interests									(2.0)

Net loss attributable to Harrah’s Entertainment, Inc.									$(195.6)

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO HARRAH’S ENTERTAINMENT, INC

(UNAUDITED)

	Quarter Ended Mar. 31, 2009
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net Revenues	$686.4	$483.9	$334.5	$193.6	$303.3	$114.6	$124.0	$14.4	$2,254.7
Property operating expenses	(487.8)	(397.7)	(249.2)	(132.7)	(236.1)	(93.8)	(93.4)	(2.7)	(1,693.4)

Property EBITDA	198.6	86.2	85.3	60.9	67.2	20.8	30.6	11.7	561.3
Depreciation and amortization	(45.8)	(42.9)	(20.3)	(12.9)	(22.5)	(9.4)	(9.7)	(8.9)	(172.4)

Operating profit	152.8	43.3	65.0	48.0	44.7	11.4	20.9	2.8	388.9
Project opening costs and other items	(10.0)	(2.4)	(1.5)	(0.2)	(7.9)	(0.3)	(0.4)	(6.7)	(29.4)
Income on interests in nonconsolidated affiliates	—	—	0.2	—	—	—	—	—	0.2
Corporate expense	—	—	—	—	—	—	—	(30.3)	(30.3)
Acquisition and integration costs	—	—	—	—	—	—	—	(0.2)	(0.2)
Amortization of intangible assets	(19.0)	(3.8)	(5.4)	—	(0.4)	(3.5)	(8.4)	(3.3)	(43.8)

Income/(loss) from operations	123.8	37.1	58.3	47.8	36.4	7.6	12.1	(37.7)	285.4

Interest expense, net of interest capitalized									(496.8)
Gains on early extinguishments of debt									1.2
Other income, including interest income									8.5

Loss from continuing operations before income taxes									(201.7)
Benefit for income taxes									74.3

Loss from continuing operations, net of tax									(127.4)
Discontinued operations, net of tax									(0.1)

Net loss									(127.5)
Less: net income attributable to non- controlling interests									(5.2)

Net loss attributable to Harrah’s Entertainment, Inc.									$(132.7)

HARRAH’S ENTERTAINMENT, INC. SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET (LOSS)/INCOME ATTRIBUTABLE TO HARRAH’S ENTERTAINMENT, INC. TO

ADJUSTED EBITDA

(UNAUDITED)

Last twelve months (LTM) Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments comparable to those required or permitted in calculating covenant compliance under the HOC indenture governing the senior notes, first lien notes, second lien notes and/or our senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting LTM Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of LTM Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles Net loss attributable to Harrah’s Entertainment, Inc. to Adjusted EBITDA for the quarters ended March 31, 2010 and 2009 and reconciles net (loss)/income attributable to Harrah’s Entertainment, Inc. to LTM Adjusted EBITDA for the last twelve months ended March 31, 2010.

	(1)	(2)	(3)
(In millions)	Quarter Ended Mar. 31, 2010	Quarter Ended Mar. 31, 2009	Year Ended Dec. 31, 2009	(1)-(2)+(3) LTM
Net (loss)/income attributable to Harrah’s Entertainment, Inc	$(195.6)	$(132.7)	$827.6	$764.7
Interest expense, net	480.9	488.3	1,859.2	1,851.8
(Benefit)/provision for income taxes	(104.9)	(74.3)	1,651.8	1,621.2
Depreciation and amortization	215.3	219.6	872.0	867.7

EBITDA (a)	395.7	500.9	5,210.6	5,105.4
Project opening costs, abandoned projects and development costs (b)	0.7	2.0	3.5	2.2
Acquisition and integration costs (c)	7.2	0.2	0.3	7.3
Losses/(gains) on early extinguishments of debt ( d)	47.4	(1.2)	(4,965.5)	(4,916.9)
Net income attributable to non-controlling interests, net of distributions ( e)	0.5	2.3	(1.5)	(3.3)
Impairment of goodwill and other intangible assets	—	—	1,638.0	1,638.0
Non-cash expense for stock compensation benefits ( f)	6.7	4.1	16.3	18.9
Other non-recurring or non-cash items (g)	23.4	39.0	169.0	153.4

Adjusted EBITDA	481.6	547.3	2,070.7	2,005.0

Pro forma adjustment for acquired, new or disposed properties(h)				40.8
Pro forma adjustment for yet-to-be realized cost savings (i)				142.4

LTM adjusted EBITDA				$2,188.2

(a)	Amount will differ from amounts previously reported as the starting point has been changed from Income/(loss) from continuing operations to Net income/(loss) attributable to Harrah’s Entertainment, Inc.
(b)	Represents (i) project opening costs incurred in connection with expansion and renovation projects at various properties; (ii) write-off of abandoned development projects; and (iii) non-recurring strategic planning and restructuring costs.
(c)	Acquisition and integration costs in 2010 include costs in connection with our acquisition of Planet Hollywood.
(d)	Represents (i) the difference between the net book value and cash paid for notes exchanged and retired for cash; (ii) the difference between the net book value of the old notes and the fair market value of new notes issued; and (iii) the write-off of historical unamortized deferred financing costs and unamortized market value premiums/discounts.
(e)	Represents minority owners’ share of income from our majority-owned subsidiaries, net of cash distributions to minority owners.
(f)	Represents non-cash stock-based compensation expense.

(g)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, excess gaming taxes, gains and losses from disposal of assets, equity in non-consolidated subsidiaries (net of distributions) and one-time costs relating to new state gaming legislation.
(h)	Represents the full period estimated impact of newly completed construction projects, combined with the trailing EBITDA associated with the February 19, 2010 acquisition of Planet Hollywood.
(i)	Represents the cost savings yet-to-be-realized from our newly identified and previously announced profitability improvement program.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO HARRAH’S OPERATING COMPANY, INC.

(UNAUDITED)

	Quarter Ended Mar. 31, 2010
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total

Net Revenues	$339.8	$342.1	$307.0	$187.6	$297.0	$72.7	$130.2	$34.5	$1,710.9
Property operating expenses	(241.6)	(299.3)	(248.9)	(127.6)	(237.8)	(64.1)	(98.5)	3.2	(1,314.6)

Property EBITDA	98.2	42.8	58.1	60.0	59.2	8.6	31.7	37.7	396.3
Depreciation and amortization	(24.9)	(29.9)	(19.9)	(12.5)	(19.7)	(6.2)	(8.9)	(7.8)	(129.8)

Operating profit	73.3	12.9	38.2	47.5	39.5	2.4	22.8	29.9	266.5
Project opening costs and other items	(8.9)	(0.1)	(0.6)	—	(0.3)	—	—	3.9	(6.0)
(Loss)/income on interests in non-consolidated affiliates	—	(0.6)	0.2	—	—	—	—	(0.2)	(0.6)
Corporate expense	—	—	—	—	—	—	—	(27.0)	(27.0)
Acquisition and integration costs	—	—	—	—	—	—	—	(7.2)	(7.2)
Amortization of intangible assets	(8.1)	(2.7)	(5.5)	—	(0.3)	(0.5)	(7.4)	(3.3)	(27.8)

Income/(loss) from operations	56.3	9.5	32.3	47.5	38.9	1.9	15.4	(3.9)	197.9

Interest expense, net of interest capitalized									(447.8)

Other income including interest income									14.5

Loss from continuing operations before income taxes									(235.4)

Benefit for income taxes									72.4

Net loss									(163.0)

Less: net income attributable to non-controlling interests									(2.1)

Net loss attributable to Harrah’s Operating Company, Inc.									$(165.1)

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO HARRAH’S OPERATING COMPANY, INC.

(UNAUDITED)

	Quarter Ended Mar. 31, 2009
	Las	Atlantic	Louisiana/	Iowa/	Illinois/	Other	Managed	Corporate
	Vegas	City	Mississippi	Missouri	Indiana	Nevada	and	and
(In millions)	Region	Region	Region	Region	Region	Region	Int’l	Other	Total
Net Revenues	$305.2	$369.8	$334.5	$193.6	$303.3	$78.1	$124.0	$44.0	$1,752.5
Property operating expenses	(226.6)	(309.8)	(249.2)	(132.7)	(236.1)	(68.8)	(93.4)	(17.5)	(1,334.1)

Property EBITDA	78.6	60.0	85.3	60.9	67.2	9.3	30.6	26.5	418.4
Depreciation and amortization	(20.6)	(31.1)	(20.3)	(12.9)	(22.5)	(7.3)	(9.7)	(9.6)	(134.0)

Operating profit	58.0	28.9	65.0	48.0	44.7	2.0	20.9	16.9	284.4
Project opening costs and other items	(1.1)	(1.6)	(1.5)	(0.2)	(7.9)	(0.3)	(0.4)	(6.7)	(19.7)
Income on interests in non-consolidated affiliates	—	0.7	0.2	—	—	—	—	—	0.9
Corporate expense	—	—	—	—	—	—	—	(18.3)	(18.3)
Acquisition and integration costs	—	—	—	—	—	—	—	(0.2)	(0.2)
Amortization of intangible assets	(8.1)	(2.7)	(5.4)	—	(0.4)	(0.6)	(8.4)	(3.3)	(28.9)

Income/(loss) from operations	48.8	25.3	58.3	47.8	36.4	1.1	12.1	(11.6)	218.2

Interest expense, net of interest capitalized									(430.3)

Gains on early extinguishments of debt									1.2

Other income, including interest income									8.2

Loss from continuing operations before income taxes									(202.7)

Benefit for income taxes									73.9

Loss from continuing operations, net of tax									(128.8)

Discontinued operations, net of tax									(0.1)

Net loss									(128.9)

Less: net income attributable to non- controlling interests									(3.9)

Net loss attributable to Harrah’s Operating Company, Inc.									$(132.8)

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

CALCULATION OF ADJUSTED EBITDA

(UNAUDITED)

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes, first lien notes, second lien notes and/or our senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

In connection with the acquisition of the Company by affiliates of Apollo Global Management, LLC and TPG Capital, LP, eight of our properties and their related operating assets were spun off from Harrah’s Operating Company to Harrah’s Entertainment through a series of distributions, liquidations, transfers and contributions, collectively referred to as the “the CMBS Spin-Off.” The eight properties, as of the closing, are Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Showboat Atlantic City, Harrah’s Lake Tahoe, Harvey’s Lake Tahoe and Bill’s Lake Tahoe. Subsequent to the closing, Paris Las Vegas and Harrah’s Laughlin and their related operating assets were spun off from Harrah’s Operating Company and its subsidiaries to Harrah’s Entertainment, and Harrah’s Lake Tahoe, Harvey’s Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City and their related operating assets were transferred to subsidiaries of Harrah’s Operating Company from Harrah’s Entertainment (the “Post-Close CMBS Transaction”). The properties spun off from Harrah’s Operating Company and owned by Harrah’s Entertainment, whether at closing or after the subsequent transfer, are collectively referred to as “the CMBS properties.” We refer to the CMBS Spin-Off and the Post-Closing CMBS Transaction as the “CMBS Transactions.”

Also in connection with the acquisition by affiliates of Apollo and TPG, London Clubs International Limited (“London Clubs”) and its subsidiaries, with the exception of the subsidiaries related to the South Africa operations, became subsidiaries of Harrah’s Operating Company (“the London Clubs Transfer”). London Clubs and its subsidiaries were previously subsidiaries of Harrah Entertainment.

The table on the following page reconciles Net loss attributable to Harrah’s Operating Company, Inc. to Adjusted EBITDA for the quarters ended March 31, 2010 and 2009.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET (LOSS)/INCOME ATTRIBUTABLE TO HARRAH’S OPERATING COMPANY, INC. TO LTM ADJUSTED EBITDA

(UNAUDITED)

LTM Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating the covenant compliance under the indenture governing the senior notes, first lien notes, second lien notes and/or our senior secured credit facilities. As Planet Hollywood is an unrestricted subsidiary of HOC, adjustments included in the table below related to Planet Hollywood are excluded from the covenant computations under the HOC indenture.

We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting LTM Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of LTM Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles Net (loss)/income attributable to Harrah’s Operating Company, Inc. to LTM Adjusted EBITDA for the last twelve months ended March 31, 2010:

	(1)	(2)	(3)
(In millions)	Quarter Ended Mar. 31, 2010	Quarter Ended Mar. 31, 2009	Year Ended Dec. 31, 2009	(1)-(2)+(3) LTM
Net (loss)/income attributable to Harrah’s Operating Company, Inc.	$(165.1)	$(132.8)	$612.8	$580.5
Interest expense, net	437.2	422.1	1,646.2	1,661.3
(Benefit)/provision for income taxes	(72.4)	(73.9)	1,287.2	1,288.7
Depreciation and amortization	160.5	166.3	652.0	646.2

EBITDA(a)	360.2	381.7	4,198.2	4,176.7
Project opening costs, abandoned projects and development costs (b)	0.7	1.8	3.3	2.2
Acquisition and integration costs(c)	7.2	0.2	0.3	7.3
Gains on early extinguishments of debt ( d)	—	(1.2)	(3,929.6)	(3,928.4)
Net income attributable to non-controlling interests, net of distributions ( e)	0.6	1.7	(1.8)	(2.9)
Impairment of goodwill and other non-amortizing intangible assets	—	—	1,178.9	1,178.9
Non-cash expense for stock compensation benefits ( f)	6.4	3.1	12.0	15.3
Other non-recurring or non-cash items (g)	8.0	20.0	89.3	77.3

Adjusted EBITDA	383.1	407.3	1,550.6	1,526.4

Pro forma adjustment for new properties(h)				40.8
Pro forma adjustment for yet-to-be realized cost savings (i)				102.5

LTM adjusted EBITDA				$1,669.7

(a)	Amount will differ from amounts previously reported as the starting point has been changed from Income/(loss) from continuing operations to Net income/(loss) attributable to Harrah’s Operating Company, Inc.
(b)	Represents (i) project opening costs incurred in connection with expansion and renovation projects at various properties; (ii) write-off of abandoned development projects; and (iii) non-recurring strategic planning and restructuring costs.
(c)	Acquisition and integration costs in 2010 include costs in connection with our acquisition of Planet Hollywood.
(d)	Represents (i) the difference between the net book value and cash paid for notes exchanged and retired for cash; (ii) the difference between the net book value of the old notes and the fair market value of new notes issued; and (iii) the write-off of historical unamortized deferred financing costs and unamortized market value premiums/discounts.

(e)	Represents minority owners’ share of income from our majority-owned subsidiaries, net of cash distributions to minority owners.
(f)	Represents non-cash compensation expense related to stock options.
(g)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, excess gaming taxes, gains and losses from disposal of assets, equity in non-consolidated subsidiaries (net of distributions) and one-time costs relating to new state gaming legislation.
(h)	Represents the full period estimated impact of newly completed construction projects, combined with the trailing twelve month EBITDA impact associated with the February 19, 2010 acquisition of Planet Hollywood.
(i)	Represents the cost savings yet-to-be realized from our newly identified and previously announced profitability improvement program.

The following tables present the condensed combined statement of operations of Harrah’s Operating Company, Inc. for the quarter ended March 31, 2010 and March 31, 2009, taking into consideration the CMBS Transactions and the London Clubs Transfer:

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED MAR. 31, 2010

(UNAUDITED)

(In millions)	HOC(a )	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts (b)	Harrah’s Entertainment( c)
Revenues	$1,710.9	$477.5	$2,188.4
Property operating expenses	(1,314.6)	(380.1)	(1,694.7)
Depreciation and amortization	(129.8)	(39.9)	(169.7)

Operating profit	266.5	57.5	324.0

Project opening costs and other items	(6.0)	(7.2)	(13.2)
Loss on interests in non-consolidated affiliates	(0.6)	—	(0.6)
Corporate expense	(27.0)	(7.5)	(34.5)
Acquisition and integration costs	(7.2)	—	(7.2)
Amortization of intangible assets	(27.8)	(14.9)	(42.7)

Income from operations	197.9	27.9	225.8
Interest expense, net of interest capitalized	(447.8)	(43.7)	(491.5)
Losses on early extinguishment of debt	—	(47.4)	(47.4)
Other income, including interest income	14.5	0.1	14.6

Loss before income taxes	(235.4)	(63.1)	(298.5)
Income tax benefit	72.4	32.5	104.9

Net loss	(163.0)	(30.6)	(193.6)
Less: net income/(loss) attributable to non-controlling interests	(2.1)	0.1	(2.0)

Net loss attributable to Harrah’s Operating Company, Inc	$(165.1)	$(30.5)	$(195.6)

(a)	Represents the financial information of HOC.
(b)	Represents the combination of the parent company of Harrah’s Entertainment and the financial information of subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies and the CMBS properties.
(c)	Represents the financial information of Harrah’s Entertainment.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED MAR. 31, 2009

(UNAUDITED)

(In millions)	HOC(a )	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts (b)	Harrah’s Entertainment( c)
Revenues	$1,752.5	$502.2	$2,254.7
Property operating expenses	(1,334.1)	(359.3)	(1,693.4)
Depreciation and amortization	(134.0)	(38.4)	(172.4)

Operating profit	284.4	104.5	388.9

Project opening costs and other items	(19.7)	(9.7)	(29.4)
Income on interests in non-consolidated affiliates	0.9	(0.7)	0.2
Corporate expense	(18.3)	(12.0)	(30.3)
Acquisition and integration costs	(0.2)	—	(0.2)
Amortization of intangible assets	(28.9)	(14.9)	(43.8)

Income from operations	218.2	67.2	285.4
Interest expense, net of interest capitalized	(430.3)	(66.5)	(496.8)
Gains on early extinguishment of debt	1.2	—	1.2
Other income, including interest income	8.2	0.3	8.5

(Loss)/income before income taxes	(202.7)	1.0	(201.7)
Income tax benefit	73.9	0.4	74.3

(Loss)/income from continuing operations, net of tax	(128.8)	1.4	(127.4)
Discontinued operations, net of tax	(0.1)	—	(0.1)

Net (loss)/income	(128.9)	1.4	(127.5)
Less: net income attributable to non-controlling interests	(3.9)	(1.3)	(5.2)

Net (loss)/income attributable to Harrah’s Operating Company, Inc.	$(132.8)	$0.1	$(132.7)

(a)	Represents the financial information of HOC.
(b)	Represents the combination of the parent company of Harrah’s Entertainment and the financial information of subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies and the CMBS properties.
(c)	Represents the financial information of Harrah’s Entertainment, Inc.